F

AMENDMENT AGREEMENT: ROYALTY PAYMENT

THIS AGREEMENT is made the 18th day of March 2008.

BETWEEN:

CAPITAL MINERAL INVESTORS INC, a company incorporated under the laws of Nevada, USA having an office at Ste. 700, 101 Convention Center Drive, Las Vegas, NV, 89109 (Hereinafter called "Capital")

AND

MAVERICK INVESTMENT CORP, OF 7879 167th Street, Surrey, BC, V3S 6V2 (Hereinafter called "Maverick")

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the sum of $10.00 and good and other valuable consideration paid by Capital to Maverick the parties hereto agree to postpone the Advance Royalty payment of $10,000 USD due on 31 May 2007, until 31 December 2008 on the Fenton Property.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written.

Capital Mineral Investors, Inc.

Per: ____________________

Maverick Investment Corp.

Per: ____________________